Gradison-McDonald Municipal Custodian Trust
SEC File Number 811-6705
Attachment to Form N-SAR
Six Months Ended December 31, 1995
Sub-Item 770: Transactions Effected Pursuant to Rule 10f-3

The following information is provided pursuant to Rule 10f-3, which provides a limited exemption from section 10(f) of the Investment Company Act of 1940.


Gradison-McDonald Ohio Tax-Free Income Fund
Authorization for Purchase of Security in Underwriting in which McDonald is an Underwriter

Note:  "McDonald" includes any affiliated person of McDonald.

1.  Description of Security:  Hamilton County Ohio Sewer System 5.50
12/1/17

2.  Total Principal Amount of Offering:  $85,475,000

3.  Amount of Securities Purchased by all Funds managed by McDonald:
$1,000,000 (May not exceed greater of 4% of total offering or $500,000 but in no event may exceed 10% of total offering.)

4. Percentage of total assets of Fund represented by purchase: 1.45% (May not exceed 3%)

5.  Commission, spread or profit to be received by underwriters:  $5

6.  Role of McDonald in Underwriting:  37-1/2% Co-Manager 27-1/2%
Underwriter

7.  Compensation to be received by McDonald other than for bonds it sells:
Management fee - $.50

8. Has issuer received investment grade rating from a nationally recognized statistical rating organization? Yes Aaa/AAA (Unrated securities are not acceptable.)

9. a) Has issuer, or entity supplying revenues from which issue is to be paid, been in continuous operation for less than three years? No

9. b) If answer to questions 9a is yes, has the issue received one of the three highest ratings from a nationally recognized statistical rating organization?

10. Are the securities "municipal securities"?  Yes

11. Are securities offered pursuant to an underwriting agreement under which the underwriters are committed to purchase all securities being offered? Yes

12. Are securities being purchased at no more than the public offering price prior to the end of the first full business day after the first day on which the issue is offered to the public? Yes

Date first offered to public:  8/16/95

Date purchased by Fund:  8/16/95

13. Nature of purchase

a) From a specific underwriter other than McDonald, directly or indirectly:
No.

b) Purchase from syndicate manager which is not a group order and is not allocated to the account of McDonald: Yes

14. Names of underwriting syndicate members: Seasongood & Mayer, Gradison Division of McDonald & Company Securities, Inc., Merrill Lynch & Co., Conners & Co.

/S/  Stephen C. Dilbone                   8/16/95
(President or Vice President of Fund)      (Date)
Gradison-McDonald Municipal Custodian Trust
SEC File Number 811-6705
Attachment to Form N-SAR
Six Months Ended December 31, 1995
Sub-Item 770: Transactions Effected Pursuant to Rule 10f-3

The following information is provided pursuant to Rule 10f-3, which provides a limited exemption from section 10(f) of the Investment Company Act of 1940.


Gradison-McDonald Ohio Tax-Free Income Fund
Authorization for Purchase of Security in Underwriting in which McDonald is an Underwriter

Note:  "McDonald" includes any affiliated person of McDonald.

1. Description of Security: Cuyahoga County Ohio Health Facilities Revenue (The Benjamin Rose Institute) Letter of Credit Society Bank 5.30 Putable 12/1/05 @ 100

2.  Total Principal Amount of Offering:  $11,595,000

3.  Amount of Securities Purchased by all Funds managed by McDonald:
$500,000 (May not exceed greater of 4% of total offering or $500,000 but in no event may exceed 10% of total offering.)

4. Percentage of total assets of Fund represented by purchase: .71% (May not exceed 3%)

5.  Commission, spread or profit to be received by underwriters:  $5

6.  Role of McDonald in Underwriting:  40% Co-Manager

7.  Compensation to be received by McDonald other than for bonds it sells:
Management fee - 0 McDonald & Co. did not participate in the management fee

8. Has issuer received investment grade rating from a nationally recognized statistical rating organization? A by Standard & Poors (Unrated securities are not acceptable.)

9. a) Has issuer, or entity supplying revenues from which issue is to be paid, been in continuous operation for less than three years? No

9. b) If answer to questions 9a is yes, has the issue received one of the three highest ratings from a nationally recognized statistical rating organization?

10. Are the securities "municipal securities"?  Yes

11. Are securities offered pursuant to an underwriting agreement under which the underwriters are committed to purchase all securities being offered? Yes

12. Are securities being purchased at no more than the public offering price prior to the end of the first full business day after the first day on which the issue is offered to the public? Yes

Date first offered to public:  7/19/95

Date purchased by Fund:  7/19/95

13. Nature of purchase

a) From a specific underwriter other than McDonald, directly or indirectly:
No.

b) Purchase from syndicate manager which is not a group order and is not allocated to the account of McDonald: Yes

14. Names of underwriting syndicate members.  Butler Wick & Co, McDonald &
Company

/S/  Stephen C. Dilbone                   7/20/95
(President or Vice President of Fund)      (Date)